Exhibit 23.1
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      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in the Registration
Statement on Form S-8 under the Securities Act of 1933 of Epicus Communications Group, Inc., covering Consulting Agreements, Retainer Letter with Bondy & Schloss, LLP and the 2004 Stock Option Plan of Epicus Communications Group, Inc., of

(1) our independent auditor's report dated August 21, 2003 relating to the consolidated balance sheets of Epicus Communications Group, Inc. (SEC File No. 000-17058, CIK #800401) as of May 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the years ended May 31, 2003 and 2002, which report appears in the 2003 Annual Report on Form 10-KSB of Epicus Communications Group, Inc.; and

(2)  our  independent  accountant's  review  report  dated
     October 8, 2003 relating to the unaudited consolidated balance sheets of Epicus Communications Group, Inc. as of August 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss and cash flows for the three months ended August 31, 2003 and 2002, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB/A for the quarter ended August 31, 2003, pursuant to the requirements of SEC Release 34-42266; and

(3)  our  independent  accountant's  review  report  dated
     January 8, 2004 relating to the unaudited consolidated balance sheets of Epicus Communications Group, Inc. as of November 30, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss for the six and three months ended November 30, 2003 and 2002 and the consolidated statements of cash flows for the six months ended November 30, 2003 and 2002, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended November 30, 2003, pursuant to the requirements of SEC Release 34-42266.



                                    /s/ S. W. Hatfield, CPA
                                    ---------------------------------
                                    S. W. HATFIELD, CPA

Dallas, Texas
February 26, 2004